Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26442) of Phelps Dodge Corporation of our report dated June 21, 2001 relating to the financial statements of the Phelps Dodge Employee Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
June 28, 2001